MERRILL LYNCH GLOBAL SMALLCAP FUND

FILE # 811-7171

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
8/5/2004	Navteq	169,400	40,000,000	Credit Suisse Merrill Lynch Deutsche Bank Securities Inc UBS Securities LLC Dresdner Kleinwort Wasserstein Securities LLC Piper Jaffray & Co Stephens Inc
9/23/2004	Educate Inc.	194,700	15,000,000	Goldman, Sachs & Co Merrill Lynch J.P. Morgan Securities Inc. Banc of America Securities Legg Mason Wood Walker, ThinkEquity Partners LLC
9/30/2004	New Century Reit	110,700	13,500,000	UBS Securities LLC Friedman, Billings, Ramsey & Co., Inc Merrill Lynch Morgan Stanley & Co. Flagstone Securities LLC Jefferies & Company, Inc JMP Securities LLC Piper jaffray & Co
10/13/2004	Thai Oil Public Company	450,000	1,017,679,564	J. P. Morgan Securities Merrill Lynch International Morgan Stanley & Co. Intemational Limited ABN AMRO Rothschild
10/25/2004	NTT Urban	200	198,000

Nornura International plc

UBS Limited

Mizuho International plc

Daiwa Securities SMEC Europe Limited

Goldman Sachs Intemational

Merrill Lynch International

Morgan Stanley & Co. International Limited

Ciugroup Global Markets Limited

10/27/2004	Dreamworks Animation	40,600	29,000,000

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Merrill Lynch

HSBC Securities (USA) Inc.

SG Cowen & Co., LLC

Allen & Company LLC

ING Financial Markets LLC

Muriel Siebert & Co., Inc.

Ramirez & Co., Inc.

UtendahL Capital Group, LLC

11/22/2004	UAP Holding	500,000	27,400,000	Goldman, Sach.s & Co Credit Suisse First Boston LLC UBS Securities LLC Merrill Lynch, Pier Penner & Smith Incorporated William Blair & Company, L.L.C CIBC World Markets Corp
11/29/2004	GEOX	343,700	65,000,000	Mernil Lynch International UniCrcdit Banca Mobiliare SpA Banca IMI S.p.A Cazertove & Co. Ltd Euromobiliare SIM S.p.A
12/15/2004	Arbinet	103,200	6,535,405	Merrill Lynch Lehman Brothers Inc SQ Cowen & Co., LLC William Blair & Company L.L.C Advanced Equities, Inc